Herc Holdings Reports Second Quarter and First Half Results

–	Achieves 11.9% organic growth in equipment rental revenue to $392.5 million, with average fleet growth of 5.7%, in the second quarter of 2018 over the prior year

–	Reports pricing improved 2.9% in the second quarter of 2018, the ninth consecutive quarter of year-over-year improvement

–	Increases dollar utilization 140 basis points to 35.4% in the second quarter versus 2017

–	Affirms 2018 adjusted EBITDA guidance range of $630 million to $660 million

–	Achieves operational independence from Hertz in July 2018 with the final separation of information technology systems

Bonita Springs, Fla., August 8, 2018 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended June 30, 2018. Equipment rental revenue was $392.5 million and total revenues were $485.5 million in the second quarter of 2018, up from $350.8 million and $415.8 million, respectively, for the same period last year. The Company's net results improved by $27.3 million to a net loss of $0.3 million, or $0.01 per diluted share, in the second quarter of 2018, compared to a net loss of $27.6 million, or $0.98 per diluted share, in the same period in 2017.

Equipment rental revenue increased 11.9%, average fleet at original equipment cost (OEC) increased 5.7% and overall pricing improved 2.9% in the second quarter of 2018 over the prior-year period. Adjusted EBITDA increased 14.4% to $152.2 million in the second quarter compared to $133.1 million in the comparable period in 2017. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

“Our focus on fleet, customer and local market diversification continued to drive strong organic rental revenue growth across North America in the second quarter,” said Larry Silber, president and chief executive officer. “We delivered our fourth consecutive quarter of double-digit growth in equipment rental revenue over the prior-year period, benefiting from improved volume, mix and price.
"We also completed the final separation of our financial information technology systems from Hertz at the end of July. The successful completion of this project means we no longer use any support services from our former parent and establishes our independence. With the final separation now behind us, our full attention and resources can be applied to operational improvements."
Second Quarter Highlights

•
Equipment rental revenue in the second quarter of 2018 increased 11.9%, or $41.7 million, to $392.5 million compared to $350.8 million in the prior-year quarter. The double-digit gain reflected strong growth in rental revenue from local accounts, and ProSolutionsTM and ProContractor categories over the prior year.

•
Total revenues increased 16.8% to $485.5 million in the second quarter compared to $415.8 million in 2017. The $69.7 million year-over-year improvement included an increase in sales of revenue earning equipment of $31.8 million. The Company benefited from a strong used equipment market as it continued to focus on improving equipment mix and reducing fleet age.

•	Pricing increased 2.9% in the second quarter of 2018 compared to the same period in 2017, and represented the ninth consecutive quarter of year-over-year improvement.

•
Adjusted EBITDA in the second quarter of 2018 increased 14.4% to $152.2 million compared to $133.1 million in the second quarter of 2017. The increase reflected strong rental revenue growth in the quarter and improved pricing in the used equipment market.

•	Dollar utilization of 35.4% in the second quarter of 2018 was up 140 basis points compared to the prior-year period, reflecting customer and fleet mix diversification and improved pricing.

•
Direct operating expenses were $194.5 million in the second quarter of 2018 compared to $168.6 million in the prior-year period, primarily due to increased fleet and related expenses associated with higher equipment rental activity.

•
Selling, general and administrative (SG&A) expenses decreased $1.5 million to $77.3 million in the second quarter of 2018 compared to $78.8 million in the prior-year period. The year-over-year decline resulted primarily from the reduction of professional fees and costs related to the spin-off. These decreases were partially offset by an increase in sales personnel and related commissions to drive revenue growth.

•
Interest expense in the second quarter of 2018 increased to $32.4 million compared to $31.6 million in the prior-year period, primarily due to an increase in average outstanding borrowings and a higher average interest rate on the revolving credit facility during the quarter, compared with the same period last year. The increase was partially offset by lower average outstanding borrowings on senior secured second priority notes during the second quarter of 2018 as compared to the prior-year period.

•
Net results improved $27.3 million to a net loss of $0.3 million in the second quarter of 2018 compared to a net loss of $27.6 million in the second quarter of 2017. Improved operating results and the prior-year's pretax impairment of $29.3 million, due to the write-off of intangible assets related to the development of information technology systems, were the primary factors.

First Half Highlights

•
Equipment rental revenue in the first half of 2018 increased 13.4%, or $90.2 million, to $761.6 million compared to $671.4 million in the prior-year quarter. The double-digit growth reflected strong growth in rental revenue from local accounts, and ProSolutionsTM and ProContractor categories.

•
Total revenues increased 13.9% to $916.8 million in the first half compared to $805.2 million in 2017. The $111.6 million year-over-year increase was aided by an increase in sales of revenue earning equipment of $24.7 million. The Company benefited from a strong used equipment market as it continued to focus on improving equipment mix and reducing fleet age.

•	Pricing increased 2.8% in the first half of 2018 compared to the same period in 2017.

•
Adjusted EBITDA in the first half of 2018 increased 23.4% to $284.9 million compared to $230.9 million in the first half of 2017. The increase was primarily due to strong rental revenue growth and improved pricing in the used equipment market.

•
Direct operating expenses were $390.5 million in the first half of 2018 compared to $337.5 million in the prior-year period, primarily due to increased fleet and related expenses associated with higher equipment rental activity.

•
Selling, general and administrative expense decreased $8.1 million to $151.8 million in the first half of 2018 compared to $159.9 million in the prior-year period. The year-over-year decline resulted primarily from the reduction of professional fees and costs related to the spin-off. These decreases were partially offset by an increase in sales personnel and related commissions to drive revenue growth.

•
Interest expense in the first half of 2018 declined $5.0 million to $64.4 million from $69.4 million in the prior-year period primarily due to the absence of costs incurred for the partial redemption of the Company's senior secured second priority notes in March of 2017.

•
Net results improved $56.4 million to a net loss of $10.4 million in the first half of 2018 compared to a net loss of $66.8 million in the comparable prior-year period. Improved operating results and a pretax impairment of $29.3 million in the prior-year second quarter, due to the write-off of intangible assets related to the development of new information technology systems, were the primary factors.

Capital Expenditures - Fleet

•
The Company reported net fleet capital expenditures of $170.4 million for the first half of 2018. Gross fleet capital expenditures were $300.5 million, and disposals were $130.1 million. See page A-5 for the calculation of net fleet capital expenditures.

•	As of June 30, 2018, the Company's total fleet was approximately $3.87 billion at OEC, based on the American Rental Association guidelines.

•	Average fleet at OEC increased 5.7% in the second quarter and 4.5% in the first half compared to the prior-year periods.

•	Average fleet age declined to approximately 46 months as of June 30, 2018, compared with approximately 48 months in the prior-year period.

2018 Guidance

The Company affirmed its 2018 adjusted EBITDA and net fleet capital expenditures guidance.

Adjusted EBITDA                  $630 million to $660 million

Net fleet capital expenditures         $525 million to $575 million

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because certain items contained in the GAAP measures, which may be significant, cannot be reasonably estimated, such as restructuring and restructuring related charges, special tax items, gains and losses from asset sales and the ultimate outcome of pending litigation.

Subsequent Event

On July 12, 2018, for the redemption period from June 1, 2018 to May 31, 2019, the Company redeemed $61 million in aggregate principal amount of the 7.5% senior secured second priority notes due 2022 and $62.5 million of the 7.75% senior secured second priority notes due 2024 at a redemption price of 103% plus accrued and unpaid interest. The Company had originally issued $610 million of the 2022 notes and $625 million of the 2024 notes in June 2016, and redeemed 10% of the original aggregate principal amount of each series of notes in both March 2017 and October 2017.

Earnings Call and Webcast Information

Herc Holdings' second quarter 2018 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 9331261. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial + 1-877-344-7529 and international participants + 1-412-317-0088 and enter the replay access code: 10121581.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2017 total revenues were approximately $1.75 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information

In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period.

•
OEC: original equipment cost based on the guidelines of the American Rental Association, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements

This release contains statements, including those under "2018 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

•
Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new information technology ("IT") systems, including the financial system migrated from Hertz Rental Car Holding Company, Inc., which has been re-named Hertz Global Holdings, Inc. ("New Hertz"), could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦
the cyclicality of our business and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers;

◦
our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities;

◦	we may fail to maintain, upgrade and consolidate our IT networks;

◦	we may fail to respond adequately to changes in technology and customer demands;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦	our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles;

◦	we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly;

◦	any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

A-4

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Equipment rental	$392.5	$350.8	$761.6	$671.4
Sales of revenue earning equipment	78.2	46.4	125.5	100.8
Sales of new equipment, parts and supplies	10.8	14.9	22.2	26.4
Service and other revenue	4.0	3.7	7.5	6.6
Total revenues	485.5	415.8	916.8	805.2
Expenses:
Direct operating	194.5	168.6	390.5	337.5
Depreciation of revenue earning equipment	97.0	94.3	190.3	187.2
Cost of sales of revenue earning equipment	75.8	51.4	117.8	106.3
Cost of sales of new equipment, parts and supplies	8.1	11.1	17.1	19.5
Selling, general and administrative	77.3	78.8	151.8	159.9
Impairment	0.1	29.3	0.1	29.3
Interest expense, net	32.4	31.6	64.4	69.4
Other income, net	(0.2)	0.5	(0.5)	0.2
Total expenses	485.0	465.6	931.5	909.3
Income (loss) before income taxes	0.5	(49.8)	(14.7)	(104.1)
Income tax benefit (provision)	(0.8)	22.2	4.3	37.3
Net loss	$(0.3)	$(27.6)	$(10.4)	$(66.8)
Weighted average shares outstanding:
Basic and diluted	28.4	28.3	28.4	28.3
Loss per share:
Basic and diluted	$(0.01)	$(0.98)	$(0.37)	$(2.36)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and cash equivalents	$44.0	$41.5
Receivables, net of allowance	350.3	386.3
Inventory	20.7	23.7
Prepaid and other current assets	20.6	23.0
Total current assets	435.6	474.5
Revenue earning equipment, net	2,585.4	2,374.6
Property and equipment, net	286.2	286.3
Goodwill and intangible assets, net	380.3	374.9
Other long-term assets	42.1	39.4
Total assets	$3,729.6	$3,549.7
LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$26.9	$25.4
Accounts payable	387.8	152.0
Accrued liabilities	103.8	113.3
Total current liabilities	518.5	290.7
Long-term debt, net	2,109.6	2,137.1
Financing obligations, net	111.5	112.9
Deferred tax liabilities	458.2	462.8
Other long-term liabilities	36.5	35.8
Total liabilities	3,234.3	3,039.3
Total equity	495.3	510.4
Total liabilities and equity	$3,729.6	$3,549.7

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In millions)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(10.4)	$(66.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of revenue earning equipment	190.3	187.2
Depreciation of property and equipment	25.4	22.1
Amortization of intangible assets	2.1	2.2
Amortization of deferred debt and financing obligations costs	3.1	3.2
Stock-based compensation charges	6.6	4.5
Impairment	0.1	29.3
Provision for receivables allowance	24.1	21.9
Deferred taxes	(4.3)	(37.3)
(Gain) loss on sale of revenue earning equipment	(7.7)	5.5
Income from joint ventures	(0.9)	(0.7)
Other	5.8	0.7
Changes in assets and liabilities:
Receivables	(1.4)	(31.7)
Inventory, prepaid and other assets	(0.8)	(2.3)
Accounts payable	10.6	(15.6)
Accrued liabilities and other long-term liabilities	(9.7)	4.1
Net cash provided by operating activities	232.9	126.3
Cash flows from investing activities:
Revenue earning equipment expenditures	(300.5)	(160.8)
Proceeds from disposal of revenue earning equipment	130.1	88.6
Non-rental capital expenditures	(33.2)	(26.0)
Proceeds from disposal of property and equipment	2.4	1.7
Net cash used in investing activities	(201.2)	(96.5)
Cash flows from financing activities:
Repayments of long-term debt	—	(123.5)
Proceeds from revolving lines of credit	186.0	279.4
Repayments on revolving lines of credit	(204.7)	(183.7)
Principal payments under capital lease and financing obligations	(8.9)	(7.8)
Debt extinguishment costs	—	(3.7)
Other financing activities, net	0.3	0.3
Net cash used in financing activities	(27.3)	(39.0)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1.9)	0.5
Net increase (decrease) in cash, cash equivalents and restricted cash during the period	2.5	(8.7)
Cash, cash equivalents and restricted cash at beginning of period	41.5	31.0
Cash, cash equivalents and restricted cash at end of period	$44.0	$22.3

Supplemental disclosure of non-cash investing activity:
Purchases of revenue earning equipment in accounts payable	$223.7	$176.9
Non-rental capital expenditures in accounts payable	$3.6	$13.2

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. The reconciliation of EBITDA and adjusted EBITDA to net income (loss) is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(0.3)	$(27.6)	$(10.4)	$(66.8)
Income tax provision (benefit)	0.8	(22.2)	(4.3)	(37.3)
Interest expense, net	32.4	31.6	64.4	69.4
Depreciation of revenue earning equipment	97.0	94.3	190.3	187.2
Non-rental depreciation and amortization	13.7	12.6	27.5	24.3
EBITDA	143.6	88.7	267.5	176.8
Restructuring and restructuring related	—	2.2	1.0	2.8
Spin-Off costs	3.9	9.1	8.8	16.7
Non-cash stock-based compensation charges	3.8	3.0	6.6	4.5
Impairment	0.1	29.3	0.1	29.3
Other(1)	0.8	0.8	0.9	0.8
Adjusted EBITDA	$152.2	$133.1	$284.9	$230.9
(1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of her Retirement and Separation Agreement for the three and six months ended June 30, 2018 and transaction costs for the three and six months ended June 30, 2017.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET REVENUE EARNING EQUIPMENT EXPENDITURES
Unaudited
(In millions)

	Six Months Ended June 30,
	2018	2017
Revenue earning equipment expenditures	$300.5	$160.8
Proceeds from disposals of revenue earning equipment	(130.1)	(88.6)
Net revenue earning equipment expenditures	$170.4	$72.2